Exhibit 99.1

CONTACT:
InvestorRelations@getcosi.com

Così, Inc. Reports 2016 Quarter 2 Comparable Restaurant Sales and Provides Business Update
Boston, MA – July 6, 2016 – Così, Inc. (NASDAQ: COSI), the fast casual restaurant company, today reported that estimated system-wide comparable restaurant sales for the 2016 Period 6 and 2016 Quarter 2, as measured for restaurants in operation for more than 15 consecutive months as Company-owned or franchised, recorded an aggregate decrease of 4.5% and 1.6% respectively, as compared to the same periods in 2015.

The breakdown in estimated comparable restaurant sales between Company-owned and franchised restaurants for the 2016 Period 6 and 2016 Quarter 2 are as follows:

	4 Weeks Ended	13 Weeks Ended
	June 27, 2016	June 27, 2016
Company-Owned	-6.6%	-4.1%
Franchised	0.4%	3.6%
System-Wide	-4.5%	-1.6%

The 13 Hearthstone restaurants acquired by the Company on April 1, 2015, will be included in the reported Company-owned comparable restaurant sales results when they have been in operation as Company-owned restaurants for more than 15 consecutive months. However, the Company began disclosing comparable sales for the acquired restaurants separately in the 2015 Period 10. For the 2016 Period 6 and 2016 Quarter 2, the Hearthstone locations recorded an aggregate increase in comparable restaurant sales as follows:

	4 Weeks Ended	13 Weeks Ended
	June 27, 2016	June 27, 2016
Hearthstone	1.9%	2.1%

Business Update

“It is important to start with this; the magnitude of the second quarter’s comparative sales decline requires management to revise previously communicated guidance. The Company will not reach positive adjusted EBITDA in the 2016 third quarter. The future timing of positive adjusted EBITDA is tied directly to our ability to generate revenue growth,” stated RJ Dourney, President & CEO of Cosi.

“The comparative sales Cosi generated in P6 does not come close to meeting my expectations and is being addressed with intensity,” said Dourney.  “Management has implemented a disciplined and multi-faceted plan to move Cosi to a strong revenue growth position.  The key areas of focus are outlined below,” Dourney went on to say.

Dourney went on to address the strength of the organization’s foundation, “The management team continues to generate sustained improvements in unit level economics with the appropriate G&A deployment. The team continues to leverage the successful model of our Hearthstone restaurants with discipline and accountability. In addition, the profit-sharing plan launched at the beginning of the year continues to drive the motivation and relentlessness of our restaurant managers. Similarly, we see this sustained positive trajectory in our franchise system, where we continue to see positive results in both sales and profitability. Finally, our focus on our people and their development is fundamental to our perseverance and is an asset to the organization.”

2016 3rd Quarter Initiatives

With regards to the organization’s initiatives to address traffic and sales trends, Dourney shared, “We have launched, and continue to expand, specific initiatives to strengthen guest satisfaction, guest frequency, and trial.”

The Company expects to reverse the quarter’s sales trend through the following initiatives:

Guest satisfaction
Management has tested, and is deploying, a real-time guest satisfaction measurement tool. The results to date highlight the strong correlation between guest satisfaction and traffic increases, and provides clear and actionable information to leverage the strengths, and improve the opportunities, of the system.

Menu reduction
Now deployed in over 50% of the Company-owned units, this new menu provides faster service, makes it easier for the guest to experience Cosi, and improves employee efficiencies.  The company expects to have fully implemented the system-wide roll-out by August 30th.

Digital campaign
Having now tested multiple digital campaigns with encouraging results, Cosi is expanding multi-faceted digital campaigns focused on both driving trial of new guests and increasing the frequency of our regulars.

“Each of these initiatives will support both our Company-owned and franchise units.  Our commitment to our franchisees’ profitability and success is intense, and we are committed to their success.  Building Cosi through franchising is our long-term strategy. Management will further expand on the quarter’s results during the upcoming second quarter earnings call on August 11th,” Dourney concluded.

About Così, Inc.
Così (http://www.getcosi.com) is an international fast casual restaurant company.  At the heart of every Cosi® restaurant is an open-flame stone-hearth oven where the Così® signature flatbread is made from scratch throughout the day.  The flatbread is made from a generations-old recipe and is part of many Così® favorites. Così® was founded on the idea that good-for-you food should be delicious.  Menu items are made using fresh ingredients and distinctive sauces and spreads to create edgy flavors.  The menu features made-to-order sandwiches, hand-tossed salads, bowls, breakfast wraps, melts, all natural soups, signature Squagels®, artisan flatbread pizzas, S`mores, snacks and desserts.  Guests can also enjoy handcrafted beverages and a variety of coffee-based and specialty beverages.

Così® employees create a welcoming environment where guests are invited to relax and enjoy great food.  In many cases, Così® is the cornerstone of the communities that they are in and take pride in supporting community organizations and local charities. There are currently 74 Company-owned and 30 franchise restaurants operating in fifteen states, the District of Columbia, Costa Rica and the United Arab Emirates.

"Così," "(Sun & Moon Design)" and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2016 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, "mad cow disease" and avian influenza or "bird flu"; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees' ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.

Miguel Rossy-Donovan
Chief Financial Officer
(857) 415-5020